Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

TCR2 Therapeutics Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boston, Massachusetts

March 6, 2020